FILE NO. 333-69611

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                    43-1581814
(Jurisdiction of incorporation            (I.R.S. Employer Identification No.)
        or organization)

                         333 WEST 11TH STREET, 5TH FLOOR
                        KANSAS CITY, MISSOURI 64105-1594
          (Address, including zip code, of principal executive offices)


             DST SYSTEMS OF CALIFORNIA, INC. 401(K) RETIREMENT PLAN
                            (Full title of the plan)
       (formerly known as USCS International, Inc. 401(k) Retirement Plan)



                            ROBERT C. CANFIELD, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                DST SYSTEMS, INC.
                         333 WEST 11TH STREET, 5TH FLOOR
                        KANSAS CITY, MISSOURI 64105-1594
                                 (816) 435-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.           EXHIBITS

         The exhibits are listed in the Exhibit Index of this Post-Effective Amendment to the Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, DST SYSTEMS, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on this 26th day of March, 2001.

                            DST SYSTEMS, INC.


                            By:  /S/ ROBERT C. CANFIELD
                                 --------------------------------------------
                            Name:      Robert C. Canfield, Esq.
                            Title:     Senior Vice President, General Counsel
                                       and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                           DATE

THOMAS A. MCDONNELL*            President,                      March 26, 2001
------------------------------  Chief Executive Officer
Thomas A. McDonnell             (Principal Executive Officer);
                                and Director


A. EDWARD ALLISON*              Director                        March 26, 2001
-----------------------------
A. Edward Allison


                                Director
------------------------------
George L. Argyros


MICHAEL G. FITT*                Director                        March 26, 2001
------------------------------
Michael G. Fitt


WILLIAM C. NELSON*              Director                        March 26, 2001
------------------------------
William C. Nelson


M. JEANNIE STRANDJORD*          Director                        March 26, 2001
------------------------------
M. Jeannie Strandjord


THOMAS A. MCCULLOUGH*           Director                        March 26, 2001
------------------------------
Thomas A. McCullough


                                Director
------------------------------
James C. Castle


KENNETH V. HAGER*               Vice President, Chief           March 26, 2001
------------------------------  Financial Officer, and
Kenneth V. Hager                Treasurer (Principal
                                Financial Officer)



 /S/ GREGG W. GIVENS            Vice President and              March 26, 2001
------------------------------  Chief Accounting
Gregg W. Givens                 Officer



*By:
     /S/ ROBERT C. CANFIELD
---------------------------------------
   Robert C. Canfield, Attorney-in-fact

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
                                INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT

4.1*             Agreement and Plan of Merger, dated September 2, 1998 by and among DST Systems, Inc.,
                 DST Acquisitions, Inc. and USCS International, Inc.
4.2*             DST Systems, Inc. Delaware Certificate of Incorporation, as restated
4.3              Amended and Restated By-Laws of DST as adopted August 28, 1995 and amended and restated
                 on December  12,  2000,  attached as Exhibit 3.2 to Registrant's  Form 10-K for the fiscal  year ended December 31, 2000 (SEC File No. 1-14036), is hereby incorporated by reference as Exhibit 4.3.
4.4.1*           The Certificate of  Designations  dated October 16, 1995,  establishing the Series
                 A Preferred Stock of DST Systems, Inc.
4.4.2*           The Summary of the Preferred Stock Purchase Rights set forth in Form 8-A dated November
                 15, 1995 (SEC File No. 1-14036) ("The Rights 8-A")
4.4.3*           The first  amendment  dated July 30, 1998 ("July 8-A  Amendment")  to The
                 Rights 8-A 4.4.4* The Rights  Agreement dated as of October 6, 1995 (the "Rights
                 Agreement"), between DST Systems, Inc. and State Street Bank and Trust Company,
                 as rights agent
4.4.5*           The first  amendment  dated as of July 9, 1998 to the  Rights  Agreement
4.4.6            The  second  amendment  dated  as of  September  10,  1999 to the  Rights
                 Agreement between DST Systems, Inc. and State Street Bank and Trust Company, as
                 rights agent, attached as Exhibit 99 to Amendment No. 2, dated September 27, 1999, to Registrant's Registration Statement on Form 8-A12B/A for its Preferred Share
                 Purchase Rights (SEC File No. 1-14036), is hereby incorporated by reference as Exhibit 4.4.6
4.5*             The  description  of  DST  Systems,  Inc.'s  Common Stock, set forth under the headings
                 "Description of Capital   Stock"  and  "Dividend   Policy"  in  DST Systems,  Inc.'s
                 Registration Statement on Form S-1 filed  September 1, 1995,  as amended (SEC File No.
                 33-96526) (the "IPO Registration Statement")
4.6.1*           The USCS 401(k)  Retirement  Plan (the  "401(k)  Plan")
4.6.2*           The first amendment  to the 401(k)  Plan dated as of  December  17, 1998
4.6.3*           The second amendment to the 401(k) Plan dated as of December 17, 1998
4.6.4            The USCS 401(k) Retirement Plan, as Amended and Restated effective as of December 31,
                 1998 (the "Amended and Restated 401(k) Plan")
4.6.5            Amendment No. 1 to the Amended and Restated 401(k) Plan dated December 29, 1999
4.6.6            Amendment No. 2 to the Amended and Restated 401(k) Plan dated March 12, 2001
5.1*             Opinion of Sonnenschein Nath & Rosenthal, counsel to DST Systems, Inc., regarding legality
23.1*            Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)
23.2*            Consent of PricewaterhouseCoopers LLP, independent accountants
24*              Power of Attorney (included on signature page)

*  Previously filed.
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